UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2023

Grindr Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-39714

Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)

(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GRND.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the one-year anniversary of the closing of the business combination between Grindr Inc. (f/k/a Tiga Acquisition Corp.) (the “Company”), Grindr Group LLC and certain other parties, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, with the assistance of Frederic W. Cook & Co., Inc., its independent compensation consultant, reviewed the compensation arrangements the Company has with certain executive officers for alignment with standard market practices and competitiveness. Based on its review, the performance of the Company’s executive officers since the closing of the business combination, and to provide incentives that the Compensation Committee believes are appropriate to retain its executive officers over the long term and incentivize them to maximize stockholder value and achieve the Company’s corporate objectives, the Compensation Committee approved the following compensation for certain executive officers on November 29, 2023:

RSU Awards to Vandana Mehta-Krantz and Austin “AJ” Balance

An award of restricted stock units (“RSUs”) under the Company 2022 Equity Incentive Plan (the “Plan”) to Vandana Mehta-Krantz with respect to 340,667 shares of the Company’s common stock (the “Krantz RSU Award”). The Krantz RSU Award will vest over approximately a four-year period, with 20% vesting on December 1, 2023, and the remaining amount vesting in substantially equal annual installments over the next four years, subject to Ms. Krantz’s continued service to the Company through each applicable vesting date. The Krantz RSU Award will accelerate vesting in full upon a termination of Ms. Krantz’s employment by the Company without cause or Ms. Krantz’s resignation of employment with the Company for good reason, in either case, within 12 months following a change in control of the Company.

An award of RSUs under the Plan to Austin “AJ” Balance with respect to 333,417 shares of the Company’s common stock (the “Balance RSU Award”). The Balance RSU Award will vest over approximately a five-year period, with 10% vesting on the first anniversary of December 1, 2023, and the remaining amount vesting in substantially equal annual installments over the next four years. The Balance RSU Award will accelerate vesting in full upon a termination of Mr. Balance’s employment by the Company without cause or Mr. Balance’s resignation of employment with the Company for good reason, in either case, within 12 months following a change in control of the Company.

KPI Arrangements with Vandana Mehta-Krantz and Austin “AJ” Balance

A key performance indicator (“KPI”) arrangement with Ms. Krantz, under which for each fiscal year of the Company, commencing with the Company’s 2024 fiscal year, Ms. Krantz will be eligible to receive fully vested RSUs with a value ranging from $550,000 to $730,000 (such amount within that range as determined by the Board (or a committee thereof) in its or their sole and absolute discretion) if certain KPIs for the applicable fiscal year, which will be agreed upon in writing by the Board (or committee thereof) and Ms. Krantz as soon as practicable after the start of each calendar year, but no later than the end of the first quarter of such year, or in the absence of written agreement, determined by the Board in its sole discretion, have been satisfied, as determined by the Board (or a committee thereof) in its sole discretion, subject to Ms. Krantz’s continuous service to the Company through the grant date of such award. The value of the RSUs granted will be based on the average per-share volume-weighted average price of a share of our common stock (“Average VWAP”) for the 90 trading days preceding the grant date.

A KPI arrangement with Mr. Balance, under which for each fiscal year of the Company, commencing with the Company’s 2024 fiscal year, Mr. Balance will be eligible to receive fully vested RSUs with a value ranging from $125,000 to $165,000 for fiscal year 2024 and from $350,000 to $465,000 for fiscal year 2025 and subsequent fiscal years (such amount within the applicable range as determined by the Board (or a committee thereof) in its or their sole and absolute discretion) if certain KPIs for the applicable fiscal year, which will be agreed upon in writing by the Board (or committee thereof) and Mr. Balance as soon as practicable after the start of each calendar year, but no later than the end of the first quarter of such year, or in the absence of written agreement, determined by the Board in its sole discretion, have been satisfied, as determined by the Board (or a committee thereof) in its sole discretion, subject to Mr. Balance’s continuous service to the Company through the grant date of such award. The value of the RSUs granted will be based on the Average VWAP for the 90 trading days preceding the grant date.

Amendment to Ms. Krantz’s Employment Agreement

An amendment to the Employment Agreement by and between the Company and Ms. Krantz, dated August 26, 2022 (the “Employment Agreement”), which provided prior to the amendment, among other things, that in the event the Company’s average market capitalization exceeded $5 billion, $7.5 billion or $10 billion, then for each such market capitalization threshold exceeded, Ms. Krantz would be granted a number of RSUs equal to $1,620,000 (for the $5 billion threshold), $810,000 (for the $7.5 billion threshold), and $810,000 (for the $10 billion threshold), divided by the Average VWAP for the 90 trading days preceding the date the applicable market capitalization threshold was exceeded, rounded down to the nearest RSU, with any such RSUs to have been fully vested on grant if granted on or after the first anniversary of Ms. Krantz’s first day of employment with the Company or to fully vest on such anniversary if granted before then, in each case subject to Ms. Krantz continued employment in good standing through the grant date or, if later, the vesting date (such arrangement, the “Prior Performance RSU Arrangement”). The amendment to the Employment Agreement replaces and supersedes the Prior Performance RSU Arrangement in its entirety with a new performance RSU arrangement, under which in the event the Company’s average market capitalization exceeds $2.1 billion (the “First Market Cap Threshold”), $2.8 billion (the “Second Market Cap Threshold”) or $3.5 billion (the “Third Market Cap Threshold” and collectively the “Market Cap Thresholds”), then for each of the Market Cap Thresholds exceeded, Ms. Krantz will be granted a number of RSUs equal to $1,633,333 (for the First Market Cap Threshold), $1,633,333 (for the Second Market Cap Threshold), and $1,633,334 (for the Third Market Cap Threshold), divided by the Average VWAP for the 90 trading days preceding the date the applicable Market Cap Threshold was exceeded, rounded down to the nearest RSU, with any such RSUs to be fully vested on grant, in each case subject to Ms. Krantz continued employment in good standing through the grant date. However, in the event of a change in control of the Company, if the aggregate consideration payable in connection with the change in control for the number of fully diluted shares of the Company’s common stock exceeds the First Market Cap Threshold, the Second Market Cap Threshold or the Third Market Cap Threshold, then immediately before, and contingent upon, the consummation of the change in control, Ms. Krantz will be granted a number of fully vested RSUs for each of the Market Cap Thresholds exceeded that have not otherwise been previously exceeded, equal to $1,633,333 (for the First Market Cap Threshold), $1,633,333 (for the Second Market Cap Threshold), and $1,633,334 (for the Third Market Cap Threshold), divided by the amount of the per share consideration payable in respect of the Company’s common stock in connection with the change in control, subject to Ms. Krantz’s continuous service to the Company through immediately prior to the consummation of such change in control.

Performance RSU Arrangement with Mr. Balance

A new performance RSU arrangement with Mr. Balance, under which in the event the Company’s average market capitalization exceeds $2.1 billion (the “First Market Cap Threshold”), $2.8 billion (the “Second Market Cap Threshold”) or $3.5 billion (the “Third Market Cap Threshold” and collectively the “Market Cap Thresholds”), then for each of the Market Cap Thresholds exceeded, Mr. Balance will be granted a number of RSUs equal to $1,366,666 (for the First Market Cap Threshold), $1,366,667 (for the Second Market Cap Threshold), and $1,366,667 (for the Third Market Cap Threshold), divided by the Average VWAP for the 90 trading days preceding the date the applicable Market Cap Threshold was exceeded, rounded down to the nearest RSU, with any such RSUs to be fully vested on grant, in each case subject to Mr. Balance continued employment through the grant date. However, in the event of a change in control of the Company, if the aggregate consideration payable in connection with the change in control for the number of fully diluted shares of the Company’s common stock exceeds the First Market Cap Threshold, the Second Market Cap Threshold or the Third Market Cap Threshold, then immediately before, and contingent upon, the consummation of the change in control, Mr. Balance will be granted a number of fully vested RSUs for each of the Market Cap Thresholds exceeded that have not otherwise been previously exceeded, equal to $1,366,666 (for the First Market Cap Threshold), $1,366,667 (for the Second Market Cap Threshold), and $1,366,667 (for the Third Market Cap Threshold), divided by the amount of the per share consideration payable in respect of the Company’s common stock in connection with the change in control, subject to Mr. Balance’s continuous service to the Company through immediately prior to the consummation of such change in control.

Increase to Annual Base Salary of Mr. Balance and Confirmation of Annual Target Bonus Opportunity of Mr. Balance

An increase of Mr. Balance’s annual base salary from $375,000 to $410,000, effective December 1, 2023, and confirmation that Mr. Balance’s annual target bonus opportunity for the 2023 fiscal year and each subsequent fiscal year is equal to 55% of his annual base salary, prorated to reflect any changes in his annual base salary during the applicable fiscal year.

2023 Special Bonuses to Ms. Krantz and Mr. Balance

A special bonus in the amount of $400,000 and $300,000 to Ms. Krantz and Mr. Balance, respectively, for their exceptional performance in fiscal year 2023 (together, the “Special Bonuses”). The Special Bonuses will be paid, less applicable tax withholdings, to each of Ms. Krantz and Mr. Balance in March 2024, subject to their continued employment with the Company through the applicable payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

GRINDR INC.

By:
/s/ Vandana Mehta-Krantz
Vandana Mehta-Krantz
Chief Financial Officer